Exhibit 2.1

PLAN OF DISSOLUTION AND COMPLETE LIQUIDATION

OF KIPS BAY MEDICAL, INC.

The following Plan of Dissolution and Complete Liquidation (this “Plan of Dissolution”), dated as of [●], 2015, shall effect the dissolution and complete liquidation of Kips Bay Medical, Inc., a Delaware corporation (the “Company”), in accordance with Sections 275, 278, 280, 281 and other applicable provisions of the Delaware General Corporation Law (the “DGCL”) and Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the “Code”).

1.     Adoption of Plan. The Board of Directors of the Company (the “Board of Directors”) has adopted resolutions deeming it advisable and in the best interest of the stockholders of the Company to dissolve and liquidate the Company, adopt this Plan of Dissolution, and call a meeting (the “Meeting”) of the holders of the Company’s common stock (the “Common Stock”) to approve the dissolution and liquidation of the Company and adopt this Plan of Dissolution. If stockholders holding a majority of the outstanding shares of Common Stock vote in favor of the proposed dissolution and liquidation of the Company and the adoption of this Plan of Dissolution at the Meeting, this Plan of Dissolution shall constitute the adopted Plan of Dissolution of the Company as of the date of the Meeting, or such later date on which the stockholders may approve this Plan of Dissolution if the Meeting is adjourned to a later date (the “Meeting Date”).

2.     Cessation of Business Activities. After the Effective Date (as defined below) and in accordance with Section 278 of the DGCL, the Company shall not engage in any business activities except for the purpose of winding up and liquidating its business and affairs, including, but not limited to, gradually settling and closing its business, prosecuting and defending suits, whether civil, criminal or administrative, by or against the Company, collecting its assets, seeking to convert its assets into cash or cash equivalents, discharging or making provision for discharging its known and unknown liabilities, withdrawing from all jurisdictions in which it is qualified to do business, distributing its remaining property among its stockholders according to their interests, and doing every other act necessary to wind down and liquidate its business and affairs, but not for the purpose of continuing the business for which the Company was organized.

3.     Certificate of Dissolution. After the Meeting Date, if the stockholders have approved the dissolution and liquidation of the Company and the adoption of this Plan of Dissolution, the officers of the Company shall, at such time as the Board of Directors, in its absolute discretion, deems necessary, appropriate or desirable, file with the Secretary of State of the State of Delaware a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the DGCL specifying the date upon which the Certificate of Dissolution will become effective (the “Effective Date”).

4.     Liquidation Process. From and after the Effective Date and subject to the provisions hereof, the Company shall complete the following corporate actions:

a.     Sale of All or Substantially All of the Non-Cash Assets. The Company shall determine whether and when to collect, sell, exchange or otherwise dispose of all or substantially all of its non-cash property and assets, including but not limited to all tangible assets, intellectual property and other intangible assets, in one or more transactions upon such terms and conditions as the Board of Directors or management, in their absolute discretion, deems expedient and in our best interests and the best interests of our stockholders, without any further vote or action by the Company’s stockholders. The Company’s non-cash assets and properties may be sold in one transaction or in several transactions to one or more buyers. The Company shall not be required to obtain appraisals, fairness opinions or other third-party opinions as to the value of its properties and assets in connection with the liquidation, but may do so in its sole discretion. In connection with such collection, sale, exchange and other disposition, the Company shall collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company.

b.     Liquidation of Assets. The Company shall determine whether and when to transfer the Company’s property and assets to a liquidating trust (established pursuant to Section 6 hereof).

c.     Payment Obligations. The Company shall, as determined by the Board of Directors or management, (i) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the Company, (ii) make such provisions as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company or successor entity, are likely to arise or to become known to the Company or successor entity within 10 years after the Effective Date. Such claims shall be paid as required by applicable law. If there are insufficient assets of the Company, such claims and obligations of the Company shall be paid or provided for in accordance with their priority and, among claims of equal priority, ratably to the extent of assets of the Company legally available therefor. If and to the extent deemed necessary, appropriate or desirable by the Board of Directors or the Trustees (as defined in Section 6 below), in their absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property (the “Contingency Reserve”) to satisfy such claims and obligations against the Company, including, without limitation, tax obligations, and all expenses related to the sale of the Company’s property and assets, all expenses related to the collection and defense of the Company’s property and assets, and the liquidation and dissolution provided for in this Plan of Dissolution. If the Board of Directors determines to follow the procedures set forth in Section 280 of the DGCL, then the Board of Directors shall be authorized to take or cause to be taken all additional steps and actions necessary or appropriate to comply with Sections 280 and 281(a) of the DGCL, including, without limitation, providing notice to claimants, publishing notice of dissolution, petitioning the Court of Chancery of the State of Delaware to make any determinations of security or provision required by statute, payment of claims, and posting any court-ordered security. Notwithstanding the foregoing, the Company shall not be required to follow the procedures set forth in Sections 280 and 281(a) of the DGCL, and the adoption of this Plan of Dissolution by the stockholders of the Company shall constitute full and complete authority for the Board of Directors and the officers of the Company, without further stockholder action, to proceed with the dissolution and liquidation of the Company in accordance with any applicable provision of the DGCL, including, without limitation, Section 281(b) of the DGCL.

d.     Distributions to Stockholders. Any assets of the Company remaining after the payment of claims or the provision for payment of claims and obligations of the Company as provided in subsection (c) above shall be distributed by the Company pro rata to its stockholders. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board of Directors or the Trustees, in their absolute discretion, may determine.

5.     Cancellation of Common Stock. The distributions to stockholders pursuant to Sections 4 and 8 (the “Liquidating Distribution”) shall be in complete redemption and cancellation of all of the outstanding shares of Common Stock. As a condition to receipt of the Liquidating Distribution, the Board of Directors or the Trustees, in their absolute discretion, may require the stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agents for recording of such distributions thereon, or (ii) furnish the Company with evidence satisfactory to the Board of Directors or the Trustees of the loss, theft or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors or the Trustees. The Board of Directors, in its absolute discretion, may direct that the Company’s stock transfer books be closed and recording of transfers of Common Stock discontinued as of the earliest of (x) the close of business on the record date fixed by the Board of Directors for the first or any subsequent installment of any Liquidating Distribution, (y) the close of business on the date on which the remaining assets of the Company are transferred to the Trust, or (z) the effective date of the filing by the Company of its Certificate of Dissolution under the DGCL (such date, the “Record Date”), and thereafter certificates representing shares of Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law.

6.     Liquidating Trust. If deemed necessary, appropriate or desirable by the Board of Directors, in its absolute discretion, in furtherance of the liquidation and distribution of the Company’s assets to the stockholders in accordance with the provisions hereof, as a final Liquidating Distribution or from time to time, the Company may transfer to one or more liquidating trustees, for the benefit of its stockholders (the “Trustees”) under a liquidating trust (the “Trust”), any assets of the Company, including cash, intended for distribution to creditors and stockholders not disposed of at the time of dissolution of the Company, including the Contingency Reserve. The Board of Directors is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the Trustee or Trustees for the benefit of the stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the claims and obligations of the Company as provided in Section 4 hereof, including, without limitation, any unsatisfied claims and unknown or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the stockholders for the purposes of Section 4(d) of this Plan of Dissolution. Any such conveyance to the Trustees shall be treated for U.S. federal and state income tax purposes as if the Company made such distribution to the stockholders and the assets conveyed shall be held in trust for the stockholders of the Company. The Company, subject to this Section 6 and as authorized by the Board of Directors, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board of Directors, in its absolute discretion, may deem necessary, appropriate or desirable. In addition, the Board of Directors may take or approve any other action to effectuate the liquidation of the Company, including seeking the appointment of a trustee or receiver for such purpose under Section 279 of the DGCL. Adoption of this Plan of Dissolution by holders of a majority of the outstanding shares of Common Stock shall constitute the approval of the stockholders of any such appointment authorized by this section, any such liquidating trust agreement and any transfer of assets by the Company to the Trust as their act and as a part hereof as if herein written.

7.     Abandoned Property. If any Liquidating Distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder or for any other reason, then the distribution to which such stockholder is entitled (unless transferred to the Trust established pursuant to Section 6) shall be transferred, at such time as the final Liquidating Distribution is made by the Company, to the extent permitted by law, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution to the extent permitted by law. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof or shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

8.     Final Liquidating Distribution. Whether or not a Trust shall have been previously established pursuant to Section 6, if it should not be feasible for the Company to make the final Liquidating Distribution to its stockholders of all assets and all properties of the Company prior to the third anniversary of the filing of its Certificate of Dissolution, then, on or before such date, the Company may take such actions as are permitted by law to continue to effectuate an orderly liquidation, including, without limitation (a) seeking an extension of the three year winding down period under Section 278 of the DGCL, (b) seeking appointment of a trustee or receiver under Section 279 of the DGCL, or (c) establishing a Trust and transfer any remaining assets and properties (including, without limitation, any uncollected claims, contingent assets and the Contingency Reserve) to the Trustees as set forth in Section 6. Not more than three years from the date of its creation, the liquidating trust shall make a final distribution of any remaining assets to the holders of the beneficial interests of the Trust. Any such distribution shall be only in the form of cash.

9.     Stockholder Consent to Sale of Assets. Approval of the proposed dissolution and adoption of this Plan of Dissolution by holders of a majority of the outstanding shares of Common Stock shall constitute the approval of the stockholders of the Company of the dissolution of the Company and the sale, exchange or other disposition in liquidation of all or substantially all of the property and assets of the Company pursuant to the terms hereof, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan of Dissolution.

10.     Expenses of Dissolution. In connection with and for the purposes of implementing and assuring completion of this Plan of Dissolution, the Company may, in the absolute discretion of the Board of Directors or management, pay any brokerage, agency, professional, legal and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan of Dissolution. Adoption of this Plan of Dissolution shall constitute approval of such payments by the stockholders of the Company.

11.     Employees and Independent Contractors. In connection with effecting the dissolution of the Company and for the purpose of implementing and assuring completion of this Plan of Dissolution, the Company may, in the absolute discretion of the Board of Directors, hire employees and retain independent contractors and agents as the Board of Directors deems necessary or desirable to supervise the dissolution and liquidation. The Company may, in the absolute discretion of the Board of Directors, but subject to applicable legal and regulatory requirements, pay the Company’s officers, directors, employees, independent contractors, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, as severance, bonus, or in any other form, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, or otherwise necessary retain the services of any of them, in connection with the implementation of this Plan of Dissolution. Adoption of this Plan of Dissolution shall constitute approval of any such compensation by the stockholders of the Company.

12.     Indemnification. The Company shall continue to indemnify its officers, directors, employees, independent contractors and agents to the extent required under applicable law, its certificate of incorporation and bylaws and any contractual arrangements, for actions taken in connection with this Plan of Dissolution and the winding down of the affairs of the Company and the Trust and shall indemnify the Trustees and its agents on similar terms. The Company’s obligation to indemnify such persons may also be satisfied out of the assets of the Trust to the extent that the Trust assumes this obligation. The Board of Directors and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance for the benefit of such officers, directors, employees, independent contractors, agents and Trustees to the extent permitted by law and as may be necessary or appropriate to cover the Company’s obligations hereunder, including seeking an extension in time and coverage of the Company’s insurance policies currently in effect.

13.     Amendment, Modification or Abandonment of Plan. If for any reason the Board of Directors determines that such action would be in the best interest of the Company, the Board of Directors may, in its sole discretion and without requiring further stockholder approval, revoke this Plan of Dissolution and all action contemplated thereunder, to the extent permitted by the DGCL. The Board of Directors may not amend or modify this Plan of Dissolution under circumstances that would require additional stockholder approval under the DGCL and the federal securities laws without complying with the DGCL and the federal securities laws. In addition, if for any reason the Board of Directors determines that such action would be in the best interests of the Company and its stockholders, it may abandon this Plan of Dissolution and all actions contemplated thereunder, notwithstanding the stockholder approval of this Plan of Dissolution, to the extent permitted by the DGCL; provided, however, that the Board of Directors shall not abandon this Plan of Dissolution after the filing of the Certificate of Dissolution without first obtaining stockholder approval for such abandonment of this Plan of Dissolution. Upon the revocation or abandonment of this Plan of Dissolution, this Plan of Dissolution shall be void and of no further force and effect.

14.     Tax Matters. It is intended that this Plan of Dissolution shall be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 and 336 of the Code. This Plan of Dissolution shall be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of said Sections 331 and 336 and the regulations promulgated thereunder. The Company’s officers shall be authorized to cause the Company to make such elections for tax purposes as are deemed appropriate and in the best interest of the Company including, without limitation, the making of an election under Code Section 336(e), if applicable. Within thirty (30) days after the Effective Date, the Company shall file with the Internal Revenue Service an appropriate statement of corporate dissolution on IRS Form 966, as required by Section 6043 of the Code, and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan of Dissolution and the carrying out thereof. The Company shall notify all jurisdictions of any withdrawals related to qualification to do business. The Company shall make arrangements authorizing one or more representatives or agents to maintain such Company records as may be appropriate for purposes of any tax audit of the Company occurring during the process of dissolution or after liquidation.

15.     Power of Board of Directors and Officers. The Board of Directors is hereby authorized, without further action by the Company’s stockholders, to do and perform, or cause the officers of the Company, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement this Plan of Dissolution and the transactions contemplated hereby, including, without limitation, all filings or acts required by any state or federal law or regulation to wind down its affairs.